SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest

Event Reported):  February 27, 2006

WJ COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-31337

DELAWARE	94-1402710
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

401 River Oaks Parkway, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

(408) 577-6200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Item 5.02.                                                                                          Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)                       The Board of Directors of WJ Communications, Inc., (the “Company”) elected Bob Whelton as a director on February 27, 2006. Mr. Whelton is currently an executive vice president of operations for Micrel, Inc., a leading manufacturer of IC solutions for the worldwide analog, Ethernet and high bandwidth markets. Previously, Mr. Whelton was the executive vice president of operations for Micro Linear Corp., a fabless semiconductor company specializing in wireless integrated circuits. Prior to joining Micro Linear Corp., he was employed by National Semiconductor Corp., where he served as vice president of the Analog division. Mr. Whelton received his B.S.E.E. from the University of California, Berkeley and his M.S.E.E. from the University of Santa Clara. There was no arrangement or understanding pursuant to which Mr. Whelton was elected as a director, and there are no related party transactions between the Company and Mr. Whelton required to be disclosed pursuant to Item 404(a) of Regulation S-K. It has not been determined what committees of the Board Mr. Whelton will join. Mr. Whelton’s term will expire at the Company’s annual shareholders meeting in 2006.

Item 7.01.                              Regulation FD Disclosure

On February 28, 2006, the Company issued a press release announcing that the Board of Directors elected Bob Whelton as a new director.  A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.                              Financial Statements and Exhibits

(d) Exhibits

99.1                           Press Release dated February 28, 2006 announcing a new Board Member.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WJ COMMUNICATIONS, INC.

By:	/s/ DAVID R. PULVINO
David R. Pulvino
Principal Accounting Officer

Dated:  March 2, 2006

EXHIBIT INDEX

Exhibit Number	Description
99.1	Text of Press Release dated February 28, 2006.